                                                                   Exhibit 3(ii)

                                     BYLAWS

                                       OF

                          MID-AMERICA BANCSHARES, INC.

                        A TENNESSEE BUSINESS CORPORATION

                                JANUARY 19, 2006

                                TABLE OF CONTENTS

ARTICLE I MEETINGS OF STOCKHOLDERS ......................................    -1-
   Section 1.  Time of Meetings .........................................    -1-
   Section 2.  Place of Meetings ........................................    -1-
   Section 3.  Notice ...................................................    -2-
   Section 4.  Stockholders List ........................................    -2-
   Section 5.  Quorum ...................................................    -2-
   Section 6.  Adjourned Meetings .......................................    -3-
   Section 7.  Vote Required ............................................    -3-
   Section 8.  Voting Rights ............................................    -3-
   Section 9.  Proxies ..................................................    -3-
   Section 10. Business Brought Before a Meeting ........................    -4-
   Section 11. Inspectors of Election; Opening and Closing the Polls ....    -5-
   Section 12. Conduct of Meetings ......................................    -6-
   Section 13. Fixing a Record Date for Stockholder Meetings ............    -6-
   Section 14. Fixing a Record Date for Other Purposes ..................    -6-

ARTICLE II DIRECTORS ....................................................    -7-
   Section 1.  Management by the Board of Directors; General Powers .....    -7-
   Section 2.  Number, Election and Term of Office ......................    -8-
   Section 3.  Removal and Resignation ..................................    -9-
   Section 4.  Vacancies ................................................    -9-
   Section 5.  Nominations ..............................................   -10-
   Section 6.  Annual Meetings ..........................................   -11-
   Section 7.  Other Meetings and Notice ................................   -11-
   Section 8.  Chairperson of the Board, Quorum, Required Vote and
               Adjournment ..............................................   -12-
   Section 9.  Conduct of Meetings ......................................   -12-
   Section 10. Committees ...............................................   -12-
   Section 11. Committee Rules ..........................................   -13-
   Section 12. Communications Equipment .................................   -13-
   Section 13. Waiver of Notice and Presumption of Assent ...............   -13-
   Section 14. Action by Written Consent ................................   -13-
   Section 15. Compensation .............................................   -14-

ARTICLE III OFFICERS ....................................................   -14-
   Section 1.  Number ...................................................   -14-
   Section 2.  Election and Term of Office ..............................   -14-
   Section 3.  Removal ..................................................   -14-
   Section 4.  Vacancies ................................................   -14-
   Section 5.  Compensation .............................................   -15-

   Section 6.  Chairperson of the Board .................................   -15-
   Section 7.  President ................................................   -15-
   Section 8.  Vice-President ...........................................   -15-
   Section 9.  The Secretary and Assistant Secretaries ..................   -16-
   Section 10. The Treasurer and Assistant Treasurer ....................   -16-
   Section 11. Other Officers, Assistant Officers and Agents ............   -17-
   Section 12. Absence or Disability of Officers ........................   -17-

ARTICLE IV OFFICES ......................................................   -17-
   Section 1.  Registered Office ........................................   -17-
   Section 2.  Other Offices ............................................   -17-

ARTICLE V CERTIFICATES OF STOCK .........................................   -18-
   Section 1.  Shares ...................................................   -18-
   Section 2.  Form .....................................................   -18-
   Section 3.  Lost Certificates ........................................   -19-
   Section 4.  Registered Stockholders ..................................   -19-

ARTICLE VI INDEMNIFICATION ..............................................   -20-

ARTICLE VII ADOPTION OF THE PROTECTION OF TENNESSEE LAW .................   -20-
   Section 1.  Opt-In ...................................................   -20-
   Section 2.  Board Considerations .....................................   -21-
   Section 3.  Amendment of Bylaws Concerning Tennessee
               Business Combination Statutes ............................   -21-
   Section 4.  Voting Securities Owned By Corporation ...................   -21-

ARTICLE VIII GENERAL PROVISIONS .........................................   -22-
   Section 1.  Dividends ................................................   -22-
   Section 2.  Checks, Drafts or Orders .................................   -22-
   Section 3.  Contracts ................................................   -22-
   Section 4.  Loans ....................................................   -22-
   Section 5.  Fiscal Year ..............................................   -23-
   Section 6.  Corporate Seal ...........................................   -23-
   Section 7.  Inspection of Books and Records ..........................   -23-
   Section 8.  Section Headings .........................................   -23-
   Section 9.  Inconsistent Provisions ..................................   -24-

ARTICLE IX AMENDMENTS ...................................................   -24-

                                     BYLAWS

                                       OF

                          MID-AMERICA BANCSHARES, INC.

                                   ARTICLE I

                            MEETINGS OF STOCKHOLDERS

     Section 1. Time of Meetings.

     An annual meeting of the stockholders shall be held each year within one hundred eighty days after the close of the fiscal year of the corporation for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date and time of the annual meeting shall be determined by the chairperson of the corporation and, if the chairperson does not act, the board of directors shall determine the date of such meeting. Special meetings of stockholders may be held at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of the stockholders may be called only as expressly set forth in the Corporation's Charter. Notice of special meetings of the stockholders, except as set forth in the Charter and as hereinafter provided, shall comply fully with each and all requirements as to notice of annual meetings, but notice of special meetings may be sent by posting the same in the United States mail not less than ten days nor more than sixty days before the date of the meeting or delivered personally upon execution of a written receipt thereof not less than ten days nor more than sixty days before the date of the meeting. At the annual meeting, stockholders shall elect directors and transact such other business as properly may be brought before the meeting pursuant to Section 10 of this Article I. Nominations of directors may not be made from the floor and may be made by any person other than the Board of Directors only as set forth in these bylaws. No business shall be conducted at a special meeting unless the same is specified in reasonable detail in the notice thereof.

     Section 2. Place of Meetings.

     The board of directors may designate any place, either within or without the State of Tennessee, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the corporation.

     Section 3. Notice.

     Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting, or as provided in Section 1 of this Article I with respect to written receipts. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the chairperson of the board, the president or the secretary. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any item(s) of business (or of any business) because the meeting is not lawfully called or convened. Such notice shall be in writing, shall specify in reasonable detail the objector's objections to the meeting, and shall be delivered to the secretary of the annual or special meeting immediately upon the objector's arrival at the meeting. If the objector otherwise votes or participates in any of the business of the meeting, his objection shall be deemed to be waived.

     Section 4. Stockholders List.

     The officer having charge of the stock ledger of the corporation shall make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any lawful and proper purpose germane to the meeting, during ordinary business hours, beginning two (2) business days after the notice of an annual or special meeting is sent or given and continuing through the time of the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present, except to the extent that applicable law may require greater rights.

     Section 5. Quorum.

     The holders of a majority of the outstanding shares of capital stock entitled to vote (based on voting power), present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the Charter. If a quorum is not present, the chairperson and/or the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a specified item of business requires a vote by a class or series (if the corporation shall then have outstanding shares of more than one class or series) voting as a class, the holders of a majority of the shares of such class or series, present in person or represented by proxy, shall constitute a quorum (as to such class or series) for the transaction of such item of business.

     Section 6. Adjourned Meetings.

     When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. Except as otherwise required by law, (1) at the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting; and (2) if the adjournment is for more than four months, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 7. Vote Required.

     When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless (i) by express provisions of an applicable law or of the Charter a different vote is required, in which case such express provision shall govern and control the decision of such question, or (ii) the subject matter is the election of directors, in which case Section 2 of Article II hereof shall govern and control the approval of such subject matter.

     Section 8. Voting Rights.

     Except as otherwise provided by the Tennessee Business Corporation Act or by the Charter of the corporation or any amendments thereto, and also subject to Sections 13 and 14 of this Article I, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder. Unless otherwise restricted by the Charter, any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders expressly consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

     Section 9. Proxies.

     Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after eleven months from its date, unless the proxy expressly provides for a longer period. All proxies must be in writing, executed by the holder of record of the shares of stock referred to therein, or by the due and lawful attorney-in-fact, personal representative, trustee or guardian of such record holder, supported by a certified copy of the appointment, letters or other paper relied on as the authority of such attorney-in-fact, personal representative, trustee or guardian, to act for the stockholder of record and received by the Secretary prior to the meeting governed therein. Proxies may run to and empower not more than two (2) people, either jointly or severally, to exercise same; and the holder of record of any stock who executes a proxy to vote same at any meeting shall be bound and estopped by any action taken at such meetings and adjournments of any meetings and whatever transpires thereat to the same extent as if such stockholder were present and voting in person; provided, however, that the signature on any proxy of a stockholder of record or of his lawful attorney-in-fact, personal representative, trustee or guardian must be witnessed by the signatures of two persons or attested by a Notary Public under his or her official seal of office, and when any such proxy bears the purported signature of the holder of record and purports to have been so witnessed or attested, neither the corporation nor any officer, director or stockholder shall be responsible or liable to any stockholder of record or to anyone else because of forgery or for any other cause.

     A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power consistent with the requirements of T.C.A. Section 48-17-203. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders, affirmatively revokes her or his proxy at any time before it is voted, and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest conspicuously appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy or any attempted revocation. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

     Section 10. Business Brought Before a Meeting.

     At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have delivered timely notice thereof in writing to the secretary of the corporation. To be timely, unless otherwise provided pursuant to applicable law (including, without limitation, federal securities laws), a stockholder's notice must be delivered to or mailed and received by the president or the corporate secretary at the principal executive offices of the corporation, not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than sixty days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business; and if there are one or more nominees to be elected Director(s), then all of the information regarding such stockholder's name and address and the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder, including all of the information specified in Section 5.2 of Article II hereof. As used herein, shares "beneficially owned" shall mean all shares as to which such person, together with such person's affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act, as well as all shares as to which such person, together with such person's affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at an annual or special meeting except in accordance with the procedures set forth in this Section 10. The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been given. The presiding officer of an annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 10; and if she or he should so determine, she or he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 11. Inspectors of Election; Opening and Closing the Polls.

     The board of directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have all duties prescribed by law, by Charter or bylaw, and by board resolution.

     The chairperson of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

     Section 12. Conduct of Meetings.

     The chairperson of the corporation shall be the chairperson of the meetings of stockholders, and the secretary of the corporation shall serve as the secretary of such meetings, unless the majority of the shares in attendance otherwise determines on motion duly made and seconded. The board of directors is authorized to adopt such rules for the conduct of stockholders meetings as the board shall deem appropriate. The chairperson of the meeting may rely on any published rules of parliamentary procedure as she or he shall deem proper.

     Section 13. Fixing a Record Date for Stockholder Meetings.

     In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given. Except as otherwise required by law or the Charter, a determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting and shall fix a new record date for the adjourned meeting if required by law.

     Section 14. Fixing a Record Date for Other Purposes.

     In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

                                   ARTICLE II

                                   DIRECTORS

     Section 1. Management by the Board of Directors; General Powers.

     The business and affairs of the corporation shall be managed by or under the direction of the board of directors. In addition to such powers as are herein and in the Charter expressly conferred upon it, the board of directors shall have and may exercise all the powers of the corporation, subject to the provisions of the laws of the State of Tennessee, the Charter and these bylaws.

     Without limiting the foregoing list of general powers, and without limiting the powers prescribed by law or inherent in the board of directors, the board of directors shall have, inter alia, the following powers:

1.1 From time to time, to make and change the rules and regulations, not inconsistent with these bylaws, for the management of the corporation's business affairs.

1.2 To purchase, lease or otherwise acquire for the corporation, in the corporate name, any property, property rights or privileges at such price or consideration, and to sell, convey, rent out, lease, assign, sublease, or otherwise dispose of any such, or authorize any purchase, sale conveyance, lease, assignment or sublease, all on such terms and conditions as they think fit.

1.3 At their discretion, to pay for any property or rights acquired by the corporation, either wholly or partly in money, or an credit, stock, notes, bonds, debentures or other securities of the corporation or otherwise.

1.4 To create debts and make and issue notes, mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities secured by mortgage or otherwise and to do every other act and thing necessary to effectuate the same.

1.5 To fix the price, or value, at which any unissued capital stock of the corporation may be issued at any time, or from time to time, to declare dividends, both in money and in stock, and to purchase or authorize the purchase of stock of the company for retirement or for holding in the treasury.

1.6 To elect, appoint and employ, at their discretion, and remove or suspend, at their discretion, any and all officers, agents or servants permanently or temporarily, as the deem fit, and to determine their duties, from time to time, to change their salaries or emoluments, and to require security in such amount as they think fit.

1.7 To confer by resolution upon any elected or appointed officer or employee of the corporation the power to appoint, employ, remove or suspend any subordinate officers, agents, employees or servants.

1.8 To appoint any person or corporation to accept and hold in trust, bailment, or as agent, for the corporation, any property belonging to the corporation or in which it is interested, or for any other purpose, and to execute and do all such duties and things as may be requisite in relation to such trust, bailment or agency.

1.9 To designate a depository, or depositories, for the corporation, at any time and from time to time, and determine who shall be authorized, on the corporation's behalf, to sign bills, notes, receipts, acceptances, endorsements, checks, releases, deeds, mortgages, deeds of trust, contracts and other instruments.

1.10 To designate, by a resolution adopted by a majority of the entire board, an executive committees, consisting of three (3) or more directors, and other committees, consisting of two (2) or more directors or other persons, and to delegate to such committee or committees all such authority of the board that it may deem desirable.

1.11 To delegate specific powers of the board of directors to any standing or special committee, or to any officer or agents, or to appoint any person to be the agent of the corporation, with such powers (including the power to sub-delegate) and upon such terms as the board may deem appropriate.

1.12 To fix the salaries of all officers of the corporation, or to delegate this to a salary committee, and fix other compensation.

     Section 2. Number, Election and Term of Office.

     The number of directors which shall constitute the first board shall be three (3). Thereafter, the number of directors shall be established from time to time by resolution of the board. However, the number of directors shall not be fewer than three (3) nor more than thirty

(30). The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors; provided that, whenever the holders of any class or series of capital stock of the corporation are entitled to elect one or more directors pursuant to the provisions of the Charter of the corporation (including, but not limited to, for purposes of these bylaws, pursuant to any duly authorized certificate of designation or comparable instrument), such directors shall be elected by a plurality of the votes of such class or series present in person or represented by proxy at the meeting and entitled to vote in the election of such directors. Directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 4 of this
Article II.

     The Board of Directors shall be divided into three (3) classes, as nearly equal in number as possible, with the term of office of one class expiring each year.

     Each director elected shall hold office until the annual meeting of stockholders corresponding with the expiration of her or his term of office and
(1) until a successor is duly elected and qualified or (2) until his or her earlier death, resignation or removal as provided in the Charter.

     Section 3. Removal and Resignation.

     Any director may be removed at any time for cause as set forth in the Charter. A vote by the board of directors to remove a director requires the vote of not fewer than seventy-five percent (75%) of the remaining directors then in office. For purposes of removal, a motion to remove one or more directors shall be limited to the removal of one director only for each motion. A director may vote with respect to a motion to remove any other director notwithstanding that she or he is also the subject of a stated intention to name such person as a director to be removed in a subsequent vote. Said another way, a director may vote with respect to any removal action even if she or he might be the subject of a removal motion in a subsequent vote.

     Section 4. Vacancies.

     Vacancies and newly created directorships resulting from any increase in the total number of directors established by the board pursuant to Section 2 of this Article II may be filled by the affirmative vote of the majority of the total number of directors then in office, though less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy resulting from an increase in the number of directors shall hold office for a term that shall coincide with the remaining term of the class of directors to which she or he is elected. A director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of her or his predecessor. Each director so chosen shall hold office until the next annual meeting and a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided. Whenever holders of any class or classes of stock or series thereof are entitled by the provisions of the Charter to elect one or more directors, vacancies and newly created directorships of such class or classes or series may only be filled by the affirmative vote of the majority of the total number of directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

     Section 5. Nominations.

     5.1 (a) Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible to serve as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders (i) by or at the direction of not less than seventy-five percent (75%) of the membership of the entire board of directors or
(ii) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this bylaw, who is entitled to vote for the election of directors at the meeting and who shall have complied with the notice procedures set forth below in Section 5.2. If a vote is taken with respect to the nominations of the board by the board of directors that fails to achieve the above-specified percentage of the entire board of directors then in office, then the Director Class for which nominees are to be named shall be deemed to be automatically nominated by the board of directors without further action of the board and any executive officer of the corporation shall be authorized to place such person's name on the ballot and to name such person in the corporation's proxy materials for the meeting of the shareholders at which directors are to be nominated.

     (b) Each bank owned by the corporation shall have the right to propose a slate of nominees equal a percentage of the corporation's directors slated for election that reflects its proportionate share of banks owned by the corporation. Thus, by way of example, if the corporation owns two banks, then each bank can nominate one-half of the proposed slate of directors; and if the corporation owns three banks, then each bank can nominate one-third of the proposed slate of directors; and so forth. If the number of nominees to be nominated is less than the number of banks owned, then the corporation's board of directors is authorized by majority vote of the entire board to propose a commercially reasonable manner of breaking any deadlock, including the nomination of more directors than can be elected so that the shareholders can break the deadlock.

     5.2 In order for a stockholder to nominate a person for election to the board of directors of the corporation at a meeting of stockholders, such stockholder shall have delivered timely notice of such stockholder's intent to make such nomination in writing to the secretary of the corporation. To be timely, unless otherwise provided by applicable law (including, without limitation, federal securities laws), a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation
(i) in the case of an annual meeting, not less than sixty nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made, and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. Such stockholder's notice shall set forth
(i) as to each person whom the stockholder proposes to nominate for election as a director at such meeting all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the corporation's books, of such stockholder and (B) the class and number of shares of the corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the corporation which are beneficially owned by such person. In addition, the nominating stockholder shall be responsible for providing to the corporation all of the information as to each nominee as is required by paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the corporation), together with each such person's signed consent to serve as a director of the corporation if elected. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. It is the express intention of these bylaws that the foregoing information be provided to the board of directors and the stockholders so that adequate disclosure can be made to the stockholders. Accordingly, such information shall be provided notwithstanding that the corporation is not at the time of the adoption of these bylaws, or at any other time, subject either to the Exchange Act or to the rules and regulations of the Securities and Exchange Commission.

     5.3 The chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 5, and if she or he should so determine, she or he shall so declare to the meeting and the defective nomination shall be disregarded. A stockholder seeking to nominate a person to serve as a director must also comply with all applicable requirements of the Exchange Act, together with the rules and regulations thereunder, to the extent applicable to the corporation, with respect to the matters set forth in this Section 5.

     Section 6. Annual Meetings.

     The annual meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders. No notice of a meeting need set forth the object or purpose of the meeting.

     Section 7. Other Meetings and Notice.

     Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board. Special meetings of the board of directors may be called by the chairperson of the board, of the president and, upon the written request of at least a majority of the directors then in office, the secretary of the corporation, on reasonable advance notice to each director, either personally, by telephone, by mail, or by telegraph. Notice of at least twenty-four hours shall be reasonable advance notice. (Shorter notice may be deemed reasonable if, in the good faith judgment of the persons(s) calling the meeting, the circumstances then and there prevailing require a shorter notice.) No notice of a meeting need set forth the object or purpose of the meeting.

     Section 8. Chairperson of the Board, Quorum, Required Vote and Adjournment.

     The board of directors may elect, by the affirmative vote of the majority of the total number of directors then in office, a chairperson of the board, who shall preside at all meetings of the stockholders and board of directors at which he or she is present. If the board shall not elect a chairperson, or if the chairperson be for whatever reason or cause absent, then the president shall preside and shall be treated for all purposes as the chairperson until such time as (a) a chairperson is elected by the board or (b) until the chairperson shall return. If the chairperson of the board is not present at a meeting of the stockholders or the board of directors, the president (if the president is a director and is not also the chairperson of the board) shall preside at such meeting, and, if the president is not present at such meeting or is not a member of the board of directors, a majority of the directors present at such meeting shall elect one of their members to so preside. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business. Unless by express provision of an applicable law, the corporation's Charter or these bylaws a different vote is required, the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 9. Conduct of Meetings.

     The chairperson of the corporation shall be the chairperson of the meetings of stockholders, and the secretary of the corporation shall serve as the secretary of such meetings, unless the majority of the shares in attendance otherwise determines on motion duly made and seconded. The board of directors is authorized to adopt such rules for the conduct of stockholders meetings as they shall deem appropriate. The chairperson of the meeting may rely on any published rules of parliamentary procedure as she or he shall deem proper.

     Section 10. Committees.

     The board of directors may, by resolution passed by the majority of the total number of directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these bylaws shall have, and may exercise, the powers of the board of directors in the management and affairs of the corporation, except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when requested by the board of directors or by the chairperson.

     Section 11. Committee Rules.

     Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. Unless otherwise provided in such a resolution, in the event that a member and that member's alternate, if alternates are designated by the board of directors as provided in Section 10 of this Article II, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

     Section 12. Communications Equipment.

     Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and speak with each other, and participation in the meeting pursuant to this Section 12 shall constitute presence in person at the meeting.

     Section 13. Waiver of Notice and Presumption of Assent.

     Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary or recorder of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

     Section 14. Action by Written Consent.

     Unless otherwise restricted by the Charter, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, expressly consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

     Section 15. Compensation.

     Compensation for Board and Committee meetings and duties shall be set by the Board from time to time by resolution.

                                   ARTICLE III

                                    OFFICERS

     Section 1. Number.

     The officers of the corporation shall be elected by the board of directors and shall consist of a chairperson of the board, president, one or more vice-presidents, a secretary, a treasurer and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Except as otherwise required by law or by the Charter, any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except that the offices of president and secretary shall be filled as expeditiously as possible.

     Section 2. Election and Term of Office.

     The officers of the corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as convenient. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

     Section 3. Removal.

     Any officer or agent elected by the board of directors may be removed by the board of directors at its discretion, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any such removal shall require the vote of not less than seventy-five percent (75%) of the members of the board of directors then in office. However, notwithstanding the percentage vote sped in the foregoing sentence, removal at the direction of a federal or state bank regulatory agency shall be effected in accordance with law.

     Section 4. Vacancies.

     Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors. If the election involves the selection of a chairman, president, chief executive officer, or executive vice president, then the election shall be by a vote of not less than seventy-five percent (75%) of the members of the board of directors then in office.

     Section 5. Compensation.

     Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

     Section 6. Chairperson of the Board.

     The board of directors may elect one of its members as chairperson, as set forth in Section 8 of Article II. The chairperson shall preside at meetings of the board of directors and, if requested by the president, at meetings of the stockholders.

     Section 7. Chief Executive Officer.

     The board of directors may designate any officer as chief executive officer, which officer shall have plenary operational authority.

     Section 8. President.

     The president shall have the powers and perform the duties incident to that position. Subject to the powers of the board of directors, he or she shall be in the general and active charge of the entire business and affairs of the corporation, and shall be its chief policy making officer. She or he shall preside at all meetings of the board of directors and stockholders and shall have such other powers and perform such other duties as may be prescribed by the board of directors or provided in these bylaws. The president is authorized to execute bonds, mortgages and other contracts, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The president is expressly authorized to retain counsel and other professionals, and to take other actions that the president believes are in the best interests of the corporation, but the president shall not be precluded from bringing such decisions to the attention of the board of directors for ratification. Whenever the president is unable to serve, by reason of sickness, absence or otherwise, the chairperson or a designated vice president shall perform all the duties and responsibilities and exercise all the powers of the president. Except as otherwise provided in the Charter or in these bylaws, the president shall sign certificates of stock, and the president shall be responsible to the board of directors for the proper performance of the duties of the office.

     Section 9. Vice-President.

     The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors or the chairperson of the board, shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers as the board of directors, the chairperson of the board, the president or these bylaws may, from time to time, prescribe. The vice-presidents may also be designated as executive vice-presidents or senior vice-presidents, as the board of directors may from time to time prescribe. The president or the board of directors may designate one of the vice-presidents as the chief operating officer, which officer shall be responsible for supervising the day-to-day operations of the corporation.

     Section 10. The Secretary and Assistant Secretaries.

     The secretary shall generally attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. Under the chairperson of the board's supervision, the secretary shall give, or cause to be given, all notices required to be given by these bylaws or by law; shall have such powers and perform such duties as the board of directors, the chairperson of the board, the president or these bylaws may, from time to time, prescribe; and shall have custody of the corporate seal of the corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, any of the assistant secretaries, shall in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the president, or secretary may, from time to time, prescribe.

     Section 11. The Treasurer and Assistant Treasurer.

     The treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate all books and accounts of the corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the president or by the chairperson of the board or the board of directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the chairperson of the board, the president and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation; shall have such powers and perform such duties as the board of directors, the chairperson of the board, the president or these bylaws may, from time to time, prescribe. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be rendered periodically as prescribed by the Board of Directors or by the Chief Executive Officer) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the Treasurer belonging to the corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall in the absence of disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe. Unless otherwise specified by the Board of Directors, the Treasurer shall also be the chief financial and chief accounting officer of the corporation.

     Section 12. Other Officers, Assistant Officers and Agents.

     Officers, assistant officers and agents, if any, other than those whose duties are provided for in these by laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors. The chairperson, president or secretary of the corporation shall be authorized to appoint a recorder of meetings of the stockholders, board of directors, or committees of the board of directors. A recorder need not be an officer or employee of the corporation.

     Section 13. Absence or Disability of Officers.

     In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person selected by it.

                                   ARTICLE IV

                                     OFFICES

     Section 1. Registered Office.

     The registered office of the corporation in the State of Tennessee shall be located at One Burton Hills Boulevard, Suite 330, Nashville, Davidson County, Tennessee 37215. The name of the corporation's registered agent at such address shall be Daniel W. Small, Attorney at Law. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

     Section 2. Other Offices.

     The corporation may also have offices at such other places, both within and without the State of Tennessee, as the board of directors may from time to time determine or the business of the corporation may require.

                                    ARTICLE V

                              CERTIFICATES OF STOCK

     Section 1. Shares.

     The capital stock of the corporation shall consist of the type and number of shares provided for in the Charter or amendments thereto.

     Section 2. Form.

     Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the chairperson of the board, the president or a vice-president and the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of any such chairperson of the board, president, vice-president, secretary, or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The board of directors may appoint a bank or trust company, or any other appropriate company or agency, organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both, in connection with the transfer of any class or series of securities of the corporation. The certificates shall contain such other provisions as may be required by law, by Charter, and/or by the board of directors.

     Section 3. Lost Certificates.

     The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

     Section 4. Registered Stockholders.

     4.1 Prior to the surrender to the corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

     4.2 The apparent endorsement of a certificate by the person appearing by the stock record and certificate to be the owner of the shares represented thereby shall be effectual and fully protect the corporation, its officers or agents, against any claim for loss or damage by reason of a forgery of such signature or otherwise, if such signature appears to have been witnessed by one or more persons known to the Secretary of the company, or whose signature is witnessed by an officer of a national bank, and the corporation shall not be required to transfer stock unless the signature of the apparent owner appears to be witnessed by one or more such persons. In addition, the corporation may rely upon and shall be protected by any and all sections of the Uniform Commercial Code Investment Securities set forth in Tennessee Code Annotated, Sections 47-8-101 through 47-8-406, inclusive, and any amendments thereto.

                                   ARTICLE VI

                                 INDEMNIFICATION

     The corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers, or who at the request of the board of directors of the corporation may serve or at any time have served as directors or officers of another corporation in which the corporation at such time owned or may own shares of stock (or other financial interest) or of which it was or may be a creditor, and their respective heirs, administrators, successors and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, or a part, or which may be asserted against them or any of them, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, if such director or officer acted in good faith for a purpose which she or he reasonably believed to be to the best interest of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that her or his conduct was unlawful, provided that nothing herein contained shall create a right to indemnification inconsistent with or contrary to the Tennessee Business Corporation Act or other applicable statutes. This provision of the bylaws is intended to supplement, and not to limit, the rights of indemnity held by officers, directors and others under the Corporation's Charter, under applicable law, or under any policy of insurance that the Corporation may now or hereafter have in effect.

                                   ARTICLE VII

                   ADOPTION OF THE PROTECTION OF TENNESSEE LAW

     Section 1. Opt-In.

     To the maximum extent permitted by law, the Corporation hereby opts into the protections provided to it and to its shareholders pursuant to the Tennessee Business Combination Statutes. As used herein, the term "Tennessee Business Combination Statutes" means the Tennessee Investor Protection Act, to the extent now or hereafter applicable to the Corporation (T.C.A. Sections 48-103-101, et seq.), the Tennessee Business Combination Act (T.C.A. Sections 48-103-101, et seq.), the Tennessee Control Share Acquisition Act (T.C.A.

Sections 48-103-201, et seq.), and the Tennessee Authorized Corporation Protection Act (T.C.A. Sections 48-103-401, et seq.), and the Tennessee Greenmail Act (T.C.A. Sections 48-103-501, et seq.), all as the same may be amended, supplemented and/or recodified from time to time.

     Section 2. Board Considerations.

     In connection with any transaction that does or could be considered to be covered by any of the Tennessee Business Combination Statutes, or which involves any business combination, merger, consolidation, share exchange, liquidation, distribution, or comparable transaction, neither the Corporation nor any of its officers or directors may be held liable for:

     2.1 Failing to approve the acquisition of shares by an interested stockholder on or before the date the stockholder acquired such shares;

     2.2 Seeking to enforce or implement the provisions of Tennessee law;

     2.3 Failing to adopt or recommend any charter or bylaw amendment or provision relating to such provisions of Tennessee law; or

     2.4 Opposing any merger, share exchange, exchange, tender offer, or significant asset sale because of a good faith belief that such transaction would adversely affect the corporation's employees, customers, suppliers, the communities in which the Corporation or its subsidiaries operate, or any other relevant factor.

     Section 3. Amendment of Bylaws Concerning Tennessee Business Combination Statutes.

     Except as otherwise provided by the Charter, if at all, or to the extent required by the laws of the State of Tennessee, as now in effect or hereafter amended, the Bylaws of the Corporation may be amended or repealed or additional Bylaws may be adopted by the Board of Directors by a vote of a majority of the entire Board of Directors. However, any amendment or repeal of any part of Articles 1, 2, 5, 6, 7, or 9 of these bylaws effected by the Directors shall require the affirmative vote of at least 75% of the full Board of Directors following at least twenty (20) days prior written notice to all Directors of the specific proposal or, if presented to the shareholders, any amendment or repeal of any part of Articles 1, 2, 5, 6, 7, or 9 of these bylaws effected by the shareholders shall require the affirmative vote of at least 75% of all of the shares entitled to vote thereon, exclusive on any "Interested Shareholder" as that term is defined in Section 48-103-203 of the Tennessee Business

Combination Statutes following at least forty-five (45) days prior written notice to all shareholders of the specific proposal

     Section 4. Voting Securities Owned By Corporation.

     Voting securities in any other corporation held by the corporation shall be voted by the chairperson of the board, the president or a vice-president, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 1. Dividends.

     Dividends upon the capital stock of the corporation, subject to the provisions of the Charter, if any, may be declared by the board of directors at any regular or special meeting, in accordance with applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Charter. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 2. Checks, Drafts or Orders.

     All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.


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

     Section 3. Contracts.

     In addition to the powers otherwise granted to officers pursuant to Article III hereof, the board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 4. Loans.

     Subject to the provisions of applicable law, including the Sarbanes-Oxley Act of 2002: The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a director of the corporation or its subsidiaries, whenever, in the judgment of the directors, or the duly authorized committee of the board, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors (or its committee) shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute. It shall be proper for the president or the board of directors to approve loans to employees for the purpose of assisting such persons in exercising options granted to them by the board of directors or otherwise properly granted to them.

     Section 5. Fiscal Year.

     The fiscal year of the corporation shall be fixed by resolution of the board of directors.

     Section 6. Corporate Seal.

     The corporation need not have a seal. If the board or the stockholders elect to have a seal, then any seal to be used by the corporation shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Tennessee" or words to like effect. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise replicated.


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

     Section 7. Inspection of Books and Records.

     Any stockholder of record, in person or by attorney or other agent, shall, upon written demand or request under oath stating the purpose thereof, have the right during the corporation's usual hours for business Monday through Friday (holidays excluded) to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing satisfactory to the corporation or its counsel which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand or request under oath shall be directed to the corporation at its registered office in the State of Tennessee or at its principal executive offices. The corporation shall have a reasonable amount of time to respond to any such request. In the event of a good faith doubt about the validity of any such request, the board is authorized to rely upon the advice of counsel and/or to bring a declaratory action before any Court of competent jurisdiction to determine the validity of such demand or request, including the priority of the purpose(s) stated by the stockholder.

     Section 8. Section Headings.

     Section headings in these bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

     Section 9. Inconsistent Provisions.

     In the event that any provision of these bylaws is or becomes inconsistent with any provision of the Charter, the Business Corporation Act of the State of Tennessee or any other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

                                   ARTICLE IX

                                   AMENDMENTS

     Except as otherwise provided in these bylaws, or as may be provided in the Charter, these bylaws may be amended, altered, or repealed and new bylaws adopted at any meeting of the board of directors by the affirmative vote of the entire board of directors specified in


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

the Charter or, if no specification is made as to a particular subject matter, then by the affirmative vote of the majority of the total number of directors then in office. The fact that the power to adopt, amend, alter, or repeal the bylaws has been conferred upon the board of directors shall not divest the stockholders of such powers as may be set forth in the Charter.

                                         Adopted by the Incorporator

                                         /s/ Daniel W. Small
                                         ---------------------------------------
                                         Daniel W. Small, Esq., Incorporator

Adopted by Incorporator: January 19, 2006
Last Revision: January 19, 2006


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